Endeavor Series Trust
10f-3 Report  Affiliated Underwriters
Endeavor Asset Allocation Portfolio
April 1, 1999- June 30, 1999

ISSUER                  TRADE DATE   CATEGORY   3YRS OPERATION

Ask Jeeves                      6/30/99  i)       yes
IXL Entertrise Inc      6/2/99          (i)      yes
DLJ Direct                      5/25/99  i)       yes
Brocade Communications
Systems                 5/24/99         (i)         yes
Clear Channel
Communications          5/19/99         (i)        yes
Copper Mountain         5/12/99         (i)       yes
Wesco Int'l                     5/11/99 (i)       yes
Media Matrix            5/7/99          (i)        yes
NETObjects                      5/7/99   (i)       yes\
Destia Communications
Inc.                              5/5/99 (i)        yes
Goldman, Sachs          5/3/99          (i)        yes
Marimba                 4/29/99         (i)       yes
Mpath Interactive
Tower Co.                       4/29/99  (i)        yes
Selling Shares  Price %
Broker         Purchased       per share  ofissue
 Ask Jeeves  Robertson Stephens   1,700        14.00        0.6400
DLJ Direct  alomon Smith Barney 3,000       20.00         0.2400
BrocadeCommunicationsSystems Dain, Bosworth   900  19.00   0.3000
IXL Entertrise Inc
Systems DLJ  4,200 12.00   0.7900
Clear Channel
Communications  Vanguard Capital     ,200    70.63          0.7200
Copper Mountain Robertson Stephens   1,200     21.00          0.3600
Wesco Int'l     Lehman Bros.     23,400    18.00          2.5900
Media Matrix    DLJ               1,300     17.00          0.5200
NETObjects      BT Alex Brown     6,400     12.00          1.3400
Destia Communications
Inc.            CS First Boston  400        10.00          0.0750
Goldman, Sachs  Goldman Sachs    22,500     53.00          0.3200
Marimba         CS First Boston    1,400      20.00          0.3700
Mpath Interactive Tower Co.
Thomas Weisel  2,300      18.00   0.6300
1) Securities are (i) part of an issue registered under the Securities
Act of
1933 (the "1933 Act") that is being offered to the public. (ii) eligible Municipal Securities ( as defined in Rule 10f-3 under the 1940 Act (the "Rule"), (iii) securities sold in an Eligible Foreign Offering ( as defined in the Rule), or (iv) securities sold in an Eligible Rule 144A Offering ( as defined in the Rule).
(2) Represents purchases by all affiliated funds: may not exceed (i) if an offering other than an Eligible Rule 144A offering, 25% of the principal amount of the offering or (ii) if an Eligible Rule 144A offering, 25% of the total of (x) the principal amount of the offering of such class sold by under writers or members of the selling syndicate to Qualified Institutional Buyers, as defined in Rule 144A (a) (1) under the 1933 Act, plus (y) the principal amount of the offering of such class in any concurrent public offering.